Exhibit 10.1

MAINSTREET ORGANIZATION OF REALTORS®

COMMERCIAL SALES CONTRACT

WHEN EXECUTED BY ALL PARTIES THIS WILL BECOME A LEGALLY BINDING AND ENFORCEABLE CONTRACT

If Dual Agency applies, complete Paragraph #28.

FROM: (Buyer)	WOOD RIVER CAPITAL LLC
Name
TO: (Seller)	YTB INTERNATIONAL, INC	DATE:	3/18/2011
OFFER OF BUYER: I/We (Buyer) offer to purchase the Real Estate known as:
1901 EAST EDWARDSVILLE ROAD, WOOD RIVER, MADISON COUNTY, ILLINOIS 62095				,
Street	City	County	State	Zip
legally described on Exhibit A, if any, lot size approximately     SEE ATTACHED SURVEY’ total 5 parcels       , permanent Index No.: 19 - 1 - 08 - 26 - 02 - 201 - 024 . 001,  19 - 1 - 08 - 26 - 02 - 201 - 024, together with improvements thereon.
INCLUSIONS: The following shall be included: fixtures, equipment, appliances, security systems (owned) and personal property, if any, located on the Real Estate of the date hereof, for which a bill of sale will be given: screens, storm windows and doors; shades, window blinds; radiator covers; heating, central cooling, ventilating, lighting and plumbing fixtures; attached mirrors, shelving, interior shutters, cabinets and awnings; planted vegetation; smoke detectors; as well as the following specific items:  alltangile, intangible and mixxed assets owned and used in the operation and maintenance of the Property

EXCLUSIONS: The following shall be excluded; all tenant owned personal property, tenant owned trade fixtures, and:
Any personal property not specifically included shall be deemed excluded. A system or item shall be deemed to be in operating condition if it performs the function for which it is intended, regardless of age, and does not constitute a threat to health or safety.

1. PURCHASE PRICE: Purchase Price of $7,100,000.00 (Seven Million One Hundred Thousand Only shall be paid as follows: Initial earnest money of $________________ by ☐ check, ☐ cash OR ☐ note due on ______________, 20_____, to be increased to a total of $________________ by ______________, 20_____. The earnest money and the original of this Contract shall be held by the Listing Company, as “Escrowee”, in trust for the mutual benefit of the Parties. The balance of the Purchase Price, as adjusted by prorations, shall be paid at Closing by wire transfer of funds, or by certified, cashier’s, mortgage lender’s or title company’s check (provided that the title company’s check is guaranteed by a licensed title insurance company).

2. CLOSING: Provided title conforms with this contract or has been accepted by Buyer, closing or escrow payout shall be on ________________________________________, by conveyance by stamped recordable warranty deed (or other appropriate deed if title is in trust or in an estate) and payment of purchase price. Title shall be conveyed at the time required by this contract subject only to: general Real Estate taxes not due and payable at the time of Closing; building lines and building restrictions of record; zoning and building laws and ordinances; public and utility easements; covenants and restrictions of record; party wall rights and agreements, if any; existing leases or tenancies; the mortgage or trust deed, if any, as described in Paragraph 2 above; acts done or suffered by or through the Buyer. However, Special Assessments, if any, for improvements not yet completed shall be paid by Seller at closing. This sale shall be closed at office of title insurance company or Seller’s attorney’s office as agreed or in escrow with the title company issuing the title commitment by deed and money escrow fee to be divided between Seller and Buyer. Seller and/or Buyer will pay their respective brokers’ commissions as provided in their respective representation agreements or contracts and shall provide waiver of Brokers’ liens at closing.

3. FINANCING: This contract is contingent upon the ability of Buyer to secure within ___________ days of the Date of Acceptance, a firm written commitment for a loan evidenced by a note to be secured by a mortgage or trust deed on the Real Estate in the amount of $______________________________, or such lesser amount as Buyer shall accept, with a fixed or initial interest rate (delete one) not to exceed ________%, said loan to be amortized over a minimum of ________ years, with a loan service charge not to exceed ___________%. Seller and Buyer shall execute all documents and provide all information so that Buyer’s lender can issue its commitment and close the transaction. If Buyer makes a good faith effort but is unable to obtain a commitment for the mortgage loan contemplated herein, Buyer shall so notify Seller in writing within the time specified in this Paragraph. IF SELLER IS NOT SO NOTIFIED WITHIN SUCH TIME PERIOD, BUYER SHALL FOR ALL PURPOSES BE DEEMED TO HAVE SECURED SUCH COMMITMENT OR TO HAVE AGREED TO PURCHASE THE REAL ESTATE WITHOUT MORTGAGE FINANCING OR BASED UPON THE MORTGAGE COMMITMENT ACTUALLY OBTAINED. If Seller is so notified, Seller may, at Seller’s option, within 10 business days after Seller’s receipt of said notice, elect to accept purchase money
Buyer Initial	Buyer Initial	Seller Initial	Seller Initial
Address
(Page 1 of 6) Form 6008 Rev. Nov. 2007 – MAINSTREET ORGANIZATION OF REALTORS®

financing or to secure a mortgage commitment on behalf of Buyer upon substantially the same terms for the mortgage loan contemplated herein with such other material terms and conditions for comparable loans. If Seller is so notified, Buyer agrees to furnish to Seller all requested credit and financial information and to sign customary papers relating to the application for securing of a mortgage commitment. If Seller is thereafter unable or unwilling to secure such commitment or to accept purchase money financing as herein provided, this contract shall be null and void, and Buyer and Seller shall execute all necessary documents to refund earnest money to Buyer.

4. PRORATIONS: Proratable items shall include, without limitation, Real Estate taxes based on  100 % of most recent ascertainable taxes; assignable insurance policies, if requested by Buyer; rents and/or security deposits, if any; Special Service Area tax for the year of closing only; Condominium Association fees, if any; water taxes and other proratable items including flood hazard insurance shall be prorated to date of possession. Parties, hereto agree to re-prorate all unbilled Real Estate tax bills through the date of closing.

5. POSSESSION: Possession shall be delivered at closing subject to existing leases and tenancies, unless otherwise agreed in writing.

6. ATTORNEY MODIFICATION: The respective attorneys for the Parties may approve, disapprove, or make modifications to this Contract, other than stated Purchase Price, within five (5) Business Days after the Date of Acceptance. Disapproval or modification of this Contract shall not be based solely upon stated Purchase Price. Any notice of disapproval or proposed modification(s) by any Party shall be in writing. If written notice is not served within the time specified, this provision shall be deemed waived by the Parties and this Contract shall remain in full force and effect. If prior to the expiration of ten (10) Business Days after Date of Acceptance, written agreement is not reached by the Parties with respect to resolution of proposed modifications, then this Contract shall be null and void, and all earnest money shall be returned to Buyer.

7. INSPECTION/ENVIRONMENTAL SITE ASSESSMENT: This contract is contingent upon approval by Buyer of the condition of the Real Estate as evidenced by an inspection/environmental site assessment conducted at Buyer’s expense and by contractor(s) selected by Buyer, within _______ business days after Seller’s acceptance of this contract. Buyer shall indemnify Seller from and against any loss or damage to the Real Estate caused by the acts or negligence of Buyer or the person performing such inspection. If written notice of Buyer’s disapproval is not served within the time specified, this provision shall be deemed waived by the Buyer and this Contract shall remain in full force and effect.

8. DISCLOSURE: Within 5 business days after date of acceptance Seller shall provide to the Buyer all information relevant to the condition, use and operation of the Real Estate available to Seller including but not limited to: schedule of operating expenses, existing surveys and title policies. Seller shall prepare, and deliver to Buyer, all documentation for the Real Estate as may be required by applicable disclosure laws in the jurisdiction the property is located. Seller shall also cooperate with Buyer to secure whatever environmental site assessment Buyer or Buyer’s lender deems necessary or appropriate.

9. SELLER REPRESENTATION: Seller represents that Seller has not received written notice from any Governmental body or Homeowner Association regarding (a) zoning, building, fire or health code violations that have not been corrected; (b) any pending rezoning; (c) any pending condemnation or eminent domain proceeding; or (d) a proposed or confirmed special assessment and/or Special Service Area affecting the Real Estate. Seller represents, however, that, in the case of a special assessment and/or Special Service Area, the following applies:
1. There [check one] is ☐ is not ☐ a proposed or pending unconfirmed special assessment affecting the Real Estate not payable by Seller after date of Closing.
2. The Real Estate [check one] is ☐ is not ☐ located within a Special Service Area, payments for which will not be the obligation of Seller after date of Closing.
If any of the representations contained herein regarding non-Homeowner Association special assessment or Special Service Area are not acceptable to Buyer, Buyer shall have the option to declare this Contract null and void. If written notice of the option to declare this Contract null and void is not given to Seller within ten (10) Business Days after Date of Acceptance or within the term specified in Paragraph 7 (whichever is later), Buyer shall be deemed to have waived such option and this Contract shall remain in full force and effect. Seller further represents that Seller has no knowledge of boundary line disputes, easements or claims of easement not shown by the public records or any hazardous waste on the Real Estate or any improvements for which the required permits were not obtained. Seller represents that there have been no improvements to the Real Estate which are not either included in full in the determination of the most recent Real Estate tax assessment or which are eligible for home improvement tax exemption. Notwithstanding anything to the contrary contained in this contract, Seller represents that to the best of Seller’s knowledge, all heating, central cooling, ventilating, electrical and plumbing

Buyer Initial	Buyer Initial	Seller Initial	Seller Initial
Address
(Page 5 of 6) Form 6008 Rev. Nov. 2007 – MAINSTREET ORGANIZATION OF REALTORS®

fixtures and systems on the Real Estate and all equipment to be transferred to Buyer pursuant to this contract are in working order and will be so at the time of closing.
Seller represents that, to the best of Seller’s knowledge, there are not now, nor have there been, any underground storage tanks located on the Property and no chemicals or toxic waste have been stored or disposed of on the Property, except for _____________________________________________________________, and that the Property has not been cited for any violation of any Federal, State, County or local environmental law, ordinance or regulation and the Property is not located within any designated legislative “superfund” area, except for ______________________________________________________.

10. LEASES: Seller will not enter into or extend any leases with respect to the Real Estate from and after the date Seller signs this contract without the express prior written consent of Buyer. All security deposits, damage deposits, or other deposits in the possession of Seller, including interest earned, if applicable, shall be assigned to Buyer at the time of closing; Seller shall deliver to Buyer, within 5 business days after the Date of Acceptance, true and correct copies of all leases, and this contract is subject to Buyer’s review and approval of same within 10 business days from Date of Acceptance. If written notice of Buyer’s disapproval is not served within 10 business days after Date of Acceptance, this provision shall be deemed waived by the Buyer and this contract shall remain in full force and effect.

11. TITLE: At Seller’s expense, Seller will deliver or cause to be delivered to Buyer or Buyer’s attorney within customary time limitations and sufficiently in advance of Closing, as evidence of title in Seller or Grantor, a title commitment for an ALTA title insurance policy in the amount of the Purchase Price with extended coverage by a title company licensed to operate in the State of Illinois, issued on or subsequent to the Date of Acceptance, subject only to items listed in Paragraph 15. The requirement of providing extended coverage shall not apply if the Real Estate is vacant land. The commitment for title insurance furnished by Seller will be conclusive evidence of good and merchantable title as therein shown, subject only to the exceptions therein stated. If the title commitment discloses unpermitted exceptions, or if the Plat of Survey shows any encroachments which are not acceptable to Buyer, then Seller shall have said exceptions or encroachments removed, or have the title insurer commit to insure against loss or damage that may be caused by such exceptions or encroachments. If Seller fails to have unpermitted exceptions waived or title insured over prior to Closing, Buyer may elect to take the title as it then is, with the right to deduct from the Purchase Price prior encumbrances of a definite or ascertainable amount. Seller shall furnish Buyer at Closing an Affidavit of Title covering the date of Closing, and shall sign any other customary forms required for issuance of an ALTA Insurance Policy.

12. PERFORMANCE: Time is of the essence of this Contract. In any action with respect to this Contract, the Parties are free to pursue any legal remedies at law or in equity and the prevailing Party in litigation shall be entitled to collect reasonable attorney fees and costs from the non-Prevailing Party as ordered by a court of competent jurisdiction. There shall be no disbursement of earnest money unless Escrowee has been provided written agreement from Seller and Buyer. Absent an agreement relative to the disbursement of earnest money within a reasonable period of time, Escrowee may deposit funds with the Clerk of the Circuit Court by the filing of an action in the nature of interpleader. Escrowee shall be reimbursed from the earnest money for all costs, including reasonable attorney fees, related to the filing of the interpleader action. Seller and Buyer shall indemnify and hold Escrowee harmless from any and all conflicting claims and demands arising under this paragraph. ____________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________.

13. NOTICE: All Notices, except as provided otherwise in Paragraph 31(C) (2), shall be in writing and shall be served by one Party or attorney to the other Party or attorney. Notice to any one of a multiple person Party shall be sufficient Notice to all. Notice shall be given in the following manner:
(a)	By personal delivery of such Notice; or
(b)
By mailing of such Notice to the addresses recited herein by regular mail and by certified mail, return receipt requested. Except as otherwise provided herein, Notice served by certified mail shall be effective on the date of mailing; or

(c)
By sending facsimile transmission. Notice shall be effective as of date and time of facsimile transmission, provided that the Notice transmitted shall be sent on Business Days during Business Hours. In the event fax Notice is transmitted during non-business hours, the effective date and time of Notice is the first hour of the next Business Day after transmission; or

(d)
By sending e-mail transmission. Notice shall be effective as of date and time of e-mail transmission, provided that the Notice transmitted shall be sent during Business Hours, and provided further that the recipient provides written acknowledgment to the sender of receipt of the transmission (by e-mail, facsimile, regular mail or commercial overnight delivery). In the event e-mail Notice is transmitted during non-business hours, the effective date and time of Notice is the first hour of the next Business Day after transmission; or

(e)	By commercial overnight delivery (e.g., FedEx). Such Notice shall be effective on the next Business Day following deposit with the overnight delivery company.

Buyer Initial	Buyer Initial	Seller Initial	Seller Initial
Address
(Page 3 of 6) Form 6008 Rev. Nov. 2007 – MAINSTREET ORGANIZATION OF REALTORS®

14. BUSINESS DAYS/HOURS: Business Days are defined as Monday through Friday, excluding Federal holidays. Business Hours are defined as 8:00 A.M. to 6:00 P.M. Chicago time.

15. FACSIMILE: Facsimile signatures shall be sufficient for purposes of executing, negotiating, and finalizing this Contract.

16. DAMAGE TO REAL ESTATE PRIOR TO CLOSING: If, prior to delivery of the deed, the Real Estate shall be destroyed or materially damaged by fire or other casualty, or the Real Estate is taken by condemnation, then Buyer shall have the option of either terminating this Contract (and receiving a refund of earnest money) or accepting the Real Estate as damaged or destroyed, together with the proceeds of the condemnation award or any insurance payable as a result of the destruction or damage, which gross proceeds Seller agrees to assign to Buyer and deliver to Buyer at closing. Seller shall not be obligated to repair or replace damaged improvements. The provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois shall be applicable to this Contract, except as modified in this paragraph.

17. PLAT OF SURVEY: Prior to closing, Seller shall furnish at Seller’s expense an ALTA-ACSM survey dated not more than six (6) months prior to Date of Acceptance by a licensed land surveyor showing the location of the improvements thereon (including fences separating the Real Estate from adjoining properties) and showing all encroachments, if any. If the survey discloses improper location of improvements or encroachments and Seller is unable to obtain title insurance protection for the benefit of Buyer against loss resulting from such improper locations or encroachment, Buyer may, at his option, declare this contract to be null and void. Providing all existing improvements (including fences) and encroachments, if any, appear on the survey thus furnished, Buyer shall bear the cost of any later date survey which may be required by Buyer’s lender or desired by Buyer.

18. BILL OF SALE: All of the items of personal property shall be transferred to Buyer by delivery at closing of Bill of Sale without warranty of merchantability or fitness for particular purpose.

19. AFFIDAVIT OF TITLE: Seller also shall furnish Buyer an Affidavit of Title covering the time of closing, subject only to the title exceptions permitted by this contract and shall sign customary ALTA forms.

20. CLEAN CONDITION: Seller shall remove all debris from the Real Estate and improvements by date of possession. Buyer shall have the right to inspect the Real Estate and improvements prior to closing to verify that the Real Estate, improvements and included personal property are in substantially the same condition as of the date of Seller’s acceptance of this contract, normal wear and tear excepted.

21. CODE VIOLATIONS: The Seller warrants that neither Seller nor Seller’s agent has received notice of any dwelling zoning, building, fire and health code violations which exists on the date of this contract from any city, village, or other governmental authority.

22. MUNICIPAL ORDINANCES: Seller shall comply with the terms of any municipal ordinance relating to the transaction contemplated herein for the municipality in which the Real Estate is located and shall provide to Buyer at closing evidence of compliance with such ordinances. Transfer taxes required by local ordinance shall be paid by the party designated in such ordinance. Seller shall pay any transfer tax imposed by state law.

23. SPECIAL FLOOD HAZARD AREA: Buyer shall have the option to declare this Contract null and void if the Real Estate is located in a special flood hazard area which requires Buyer to carry flood insurance. If written notice of the option to declare this Contract null and void is not given to Seller within ten (10) Business Days after Date of Acceptance or within the term specified in Paragraph 2 (whichever is later), Buyer shall be deemed to have waived such option and this Contract shall remain in full force and effect.

24. TAX LAW COMPLIANCE: Seller agrees to provide to the Internal Revenue Service the Sale of Real Estate 1099 form as required by law. This contract and the transaction described herein may be subject to the provisions of the Foreign Investment in Real Property Tax Act of 1980 and all amendments thereto (the “Act”). Seller and Buyer shall execute or cause to be executed all documents and take or cause to be taken all actions necessary in order that Buyer shall have no liability, either actual or potential, under the Act. This contract and the transaction described herein may be subject to the provisions of the Foreign Investment in Real Property Tax Act of 1980 and all amendments thereto (the “Act”). Seller and Buyer shall execute or cause to be executed all documents and take or cause to be taken all actions necessary in order that Buyer shall have no liability, either actual or potential, under the Act.

Buyer Initial	Buyer Initial	Seller Initial	Seller Initial
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25. CAPTIONS: Captions are not intended to limit the terms contained after said caption and are not part of the contract.

26. TAX-DEFERRED EXCHANGE: Seller and Buyer agree to cooperate in any applicable tax- deferred Exchange, and shall execute all documents with respect thereto at their own expense, pursuant to the applicable provisions of the Internal Revenue Code, as amended from time to time.

27. CONDOMINIUM/COMMON INTEREST ASSOCIATIONS: (If applicable) The Parties agree that the terms contained in this paragraph, which may be contrary to other terms of this Contract, shall supersede any conflicting terms.
(a)
Title when conveyed shall be good and merchantable, subject to terms, provisions, covenants and conditions of the Declaration of Condominium/Covenants, Conditions and Restrictions and all amendments; public and utility easements including any easements established by or implied from the Declaration of Condominium/Covenants, Conditions and Restrictions or amendments thereto; party wall rights and agreements; limitations and conditions imposed by the Condominium Property Act; installments due after the date of Closing of general assessments established pursuant to the Declaration of Condominium/Covenants, Conditions and Restrictions.

(b)	Seller shall be responsible for all regular assessments due and levied prior to Closing and for all special assessments confirmed prior to the Date of Acceptance.
(c)
Buyer has, within five (5) Business Days from the Date of Acceptance, the right to demand from Seller items as stipulated by the Illinois Condominium Property Act, if applicable, and Seller shall diligently apply for same. This Contract is subject to the condition that Seller be able to procure and provide to Buyer, a release or waiver of any option of first refusal or other pre-emptive rights of purchase created by the Declaration of Condominium/Covenants, Conditions and Restrictions within the time established by the Declaration of Condominium/Covenants, Conditions and Restrictions. In the event the Condominium Association requires personal appearance of Buyer and/or additional documentation, Buyer agrees to comply with same.

(d)
In the event the documents and information provided by Seller to Buyer disclose that the existing improvements are in violation of existing rules, regulations or other restrictions or that the terms and conditions contained within the documents would unreasonably restrict Buyer’s use of the premises or would result in increased financial obligations unacceptable to Buyer in connection with owning the Real Estate, then Buyer may declare this Contract null and void by giving Seller written notice within five (5) Business Days after the receipt of the documents and information required by Subparagraph (c) above, listing those deficiencies which are unacceptable to Buyer. If written notice is not served within the time specified, Buyer shall be deemed to have waived this contingency, and this Contract shall remain in full force and effect.

(e)	Seller shall not be obligated to provide a condominium survey.
(f)	Seller shall provide a certificate of insurance showing Buyer (and Buyer’s mortgagee, if any) as an insured.

☐☐☐☐ 28. CONFIRMATION OF DUAL AGENCY: The Parties confirm that they have previously consented ________________________________ (Licensee) to acting as a Dual Agent in providing brokerage services on their behalf and specifically consent to Licensee acting as a Dual Agent in regard to the transaction referred to in this contract.

Buyer Initial	Buyer Initial	Seller Initial	Seller Initial
Address
(Page 5 of 6) Form 6008 Rev. Nov. 2007 – MAINSTREET ORGANIZATION OF REALTORS®

The terms of Rider(s)	A	attached hereto are made a part hereof.

3/18/2011			3/18/2011
Date of Offer			Date of Acceptance
Wood River Capital LLC			YTB International, Inc
Buyer (signature)			Seller (signature)

Buyer (signature)			Seller (signature)
K. J. Hathi, Member/Manager			Robert M. Van Patten
Print Buyer(s) Name(s) [Required]			Print Seller(s) Name(s) [Required]
12 Lochinvar Lane			1901 E. Edwardsville Rd.
Address			Address

Oak Brook	IL	60523	Wood River	IL	62095
City	State	Zip	City	State	Zip
630-841-0575			618-216-4122
Phone Number(s)			Phone Number(s)

F O R  I N F O R M A T I O N  O N L Y

N/A			N/A
Selling Office		MLS #	Listing Office	MLS #
N/A			N/A
Buyer’s Designated Agent		MLS #	Listing Designated Agent	MLS #

Phone		Fax	Phone	Fax

Email			Email
D. Lakhani	dmlakhani71@hotmail.com
Buyer’s Attorney	Email		Seller’s Attorney	Email
630 - 880 - 9648	630-427-0927
Phone	Fax		Phone	Fax

Mortgage Company	Phone		Loan Officer	Fax

Approved by the following organization – DuPage County Bar Association.

Buyer Initial	Buyer Initial	Seller Initial	Seller Initial
Address
(Page 6 of 6) Form 6008 Rev. Nov. 2007 – MAINSTREET ORGANIZATION OF REALTORS®